ARTHUR
                                    ANDERSEN

                                                      Arther Andersen LLP
                                                      Suite 1100
                                                      18500 Von Karman Avenue
                                                      Irvine, CA 92612-0504
                                                      714 757-3100
 January 13, 1998


Office of the Chief Accountant
SECPS Letter File
Securities and Exchange Commission
Mail Stop 11-3
450 Fifth Street N.W.
Washington, DC 20549


Re: Galveston's Steakhouse Corp.

We have read the disclosures contained in the last two paragraphs of the "Experts" section contained in Amendment No. 3 to Form SB-2 to be filed under the Securities Act of 1933 with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,


/s/ ARTHUR ANDERSEN LLP
ARTHUR ANDERSEN LLP